For Immediate Release
---------------------
The J. M. Smucker Company Announces Second Quarter Results
Quarterly Net Sales and Earnings Highest in Company's History

ORRVILLE, Ohio, November 16, 2007--The J. M. Smucker Company (NYSE: SJM) today announced results for the second quarter ended October 31, 2007, of its 2008 fiscal year. Results for the quarter and six-month period ended October 31, 2007, include the operations of Eagle Family Foods Holdings, Inc. ("Eagle") which was acquired on May 1, 2007.

Second Quarter Results
                                               Three months ended
                                                   October 31,
                                           -------------------------
                                                  2007         2006  % Increase
                                           ------------ ------------ -----------
                                              (Dollars in millions, except per
                                                        share data)

Net sales                                   $   707.9     $   605.0         17%
Net income:
    Income                                  $    50.2     $    45.6         10%
    Income per diluted share                $    0.87     $    0.80          9%


Net sales increased 23 percent in the second quarter, excluding the Canadian nonbranded, grain-based foodservice and industrial businesses sold in September 2006. The acquired Eagle businesses contributed $81.4 million in the quarter. Also contributing to growth in the quarter were the Smucker's(R), Jif(R), Pillsbury(R), and Uncrustables(R) brands, and strong performance across the special markets segment. The acquired Carnation(R) and White Lily(R) businesses and the impact of favorable exchange rates also added to net sales. Net sales growth more than offset higher raw material costs and interest expense, resulting in an increase in net income of 10 percent.

Net income per diluted share for the quarter was $0.87, an increase of 9 percent compared to last year's second quarter. Net income for the second quarter of 2008 included restructuring and merger and integration costs of $0.04 per diluted share, while net income for the second quarter of 2007 included restructuring costs of $0.03 per diluted share. Excluding these costs in both years, the Company's income per diluted share was $0.91 in the second quarter of 2008, and $0.83 in the second quarter of 2007, an increase of 10 percent.

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

"This quarter, we achieved the highest quarterly sales and earnings results in our history, despite an extremely challenging cost environment," commented Tim Smucker, chairman and co-chief executive officer. "This accomplishment is a tribute to our dedicated employees and we appreciate their efforts. As we look ahead, commodity cost pressures remain. We anticipate further price increases as we navigate the short-term volatility. Our strategy of owning and marketing leading North American food brands will continue to provide opportunities for long-term profitable growth."

Six-Month Results

                                   Six months ended
                                      October 31,
                              ---------------------------   ----------
                                       2007         2006    % Increase
                              -------------  ------------   ----------
                              (Dollars in millions, except per share data)

Net sales                       $  1,269.4   $  1,131.5           12%
Net income:
     Income                     $     90.9   $     74.3           22%
     Income per diluted share   $     1.58   $     1.30           22%

Net sales increased 20 percent in the first six months of 2008 compared to the first six months of 2007, excluding the Canadian nonbranded, grain-based foodservice and industrial businesses sold in September 2006. The acquired Eagle businesses contributed $124.9 million in the first six months of 2008.

Net income per diluted share for the first six months of 2008 was $1.58, a 22 percent increase over last year's first six months. Net income for the first six months of 2008 included restructuring and merger and integration costs of $0.05 per diluted share, while net income for the first six months of 2007 included restructuring costs of $0.12 per diluted share. Excluding these costs in both years, the Company's income per diluted share was $1.63 in the first six months of 2008, and $1.42 in the first six months of 2007, an increase of 15 percent.

The Company uses income and income per diluted share, excluding restructuring and merger and integration costs, as key performance measures of results of operations for purposes of evaluating performance internally. These non-GAAP measures are not intended to replace the presentation of financial results in accordance with U.S. GAAP. Rather, the presentation of results excluding such charges is consistent with the way management internally evaluates its businesses, facilitates the comparison of past and present operations, and provides a more comprehensive understanding of the financial results. A reconciliation of non-GAAP measures to net income for the current quarter and six-month period is included in the "Unaudited Financial Highlights" table.

Margins
                                    Three months ended     Six months ended
                                        October 31,          October 31,
                                    ------------------    ------------------
                                       2007       2006       2007       2006
                                    -------    -------    -------    -------
                                                (% of net sales)
Gross margin                         30.9%      31.6%      31.9%      30.9%
Selling, distribution, and
  administrative expenses            18.6%      19.2%      19.5%      19.8%
Operating margin                     11.9%      12.3%      12.0%      10.9%


Operating income increased by $9.7 million, or 13 percent, compared to the second quarter of 2007 while decreasing from 12.3 percent to 11.9 percent of net sales. Although the quarter's gross margin benefited from the divestiture of the lower margin, nonbranded Canadian businesses in the second quarter of fiscal 2007, and improved Uncrustables profitability, the impact of higher raw material costs, particularly milk and wheat, resulted in the decrease from 31.6 percent of net sales to 30.9 percent.

Selling, distribution, and administrative ("SD&A") expenses increased $15.3 million, or 13 percent, for the second quarter of 2008 compared to 2007, resulting from increased marketing, selling, and distribution expenses attributed primarily to the acquired Eagle business. Corporate overhead expenses increased at a lesser rate than sales resulting in an overall decrease in SD&A from 19.2 percent of net sales to 18.6 percent, offsetting the decline in gross margin.

Interest Expense and Income

Interest expense increased by $5.0 million in the second quarter of 2008 compared to the second quarter of 2007, resulting from the issuance of $400 million in senior notes in the first quarter of 2008, a portion of which was used to repay short-term debt used in financing the Eagle acquisition. The investment of excess proceeds resulted in an increase in interest income of $1.8 million during the quarter compared to the same quarter last year.

Segment Performance

Net Sales                                               Three months ended October 31,              Six months ended October 31,
---------                                              ------------------------------------------   --------------------------------
                                                                                    % Increase                            % Increase
                                                              2007          2006     (Decrease)           2007      2006  (Decrease)
                                                       ------------ ------------- ---------------    --------- ----------- ---------
                                                           (Dollars in millions)                     (Dollars in millions)
U.S. retail market                                         $ 535.2       $ 434.4        23%           $ 953.4       $ 787.8     21%
Special markets                                            $ 172.7       $ 170.5         1%           $ 316.0       $ 343.7     (8%)
Special markets excluding divested nonbranded              $ 172.7       $ 142.7        21%           $ 316.0       $ 268.6     18%
Canadian businesses

U.S. Retail Market
------------------

U.S. retail market segment net sales for the quarter were up 23 percent. Net sales in the consumer strategic business area increased 10 percent led by peanut butter, fruit spreads, and Uncrustables. Net sales in the consumer oils and baking strategic business area were up 38 percent. Excluding the contribution of $69.8 million from the acquired Eagle business, consumer oils and baking sales increased 3 percent as growth in baking mixes and frostings more than offset declines in oils.

For the first six months of 2008, U.S. retail market segment net sales increased 21 percent compared to the first six months of 2007. Net sales in the consumer strategic business area increased 8 percent, and excluding the contribution of $108.0 million from the acquired Eagle business, sales in the oils and baking strategic business area increased 6 percent over the first six months of 2007.

Special Markets
---------------

Net sales in the second quarter for the special markets segment, excluding divested Canadian businesses, increased 21 percent. Sales increased 34 percent in foodservice, 22 percent in Canada, and 8 percent in beverage. Excluding the contribution of the Eagle acquisition, foodservice sales were up 19 percent. Sales in Canada were up primarily due to the impacts of the acquired Eagle and Carnation canned milk businesses and favorable exchange rates.

For the first six months of 2008, special markets segment net sales increased 18 percent compared to the first six months of 2007, excluding divested Canadian businesses.

Conference Call

The Company will conduct an earnings conference call and webcast on Friday, November 16, 2007, at 8:30 a.m. E.T. The webcast, as well as a replay in downloadable MP3 format, can be accessed from the Company's website at www.smuckers.com. For those unable to listen to the webcast, an audio replay will be available following the call and can be accessed by dialing 888-203-1112 or 719-457-0820, with a pass code of 8703498, and will be available until Friday, November 23, 2007.

About The J. M. Smucker Company

The J. M. Smucker Company is the leading marketer and manufacturer of fruit spreads, peanut butter, shortening and oils, ice cream toppings, sweetened condensed milk, and health and natural foods beverages in North America. Its family of brands includes Smucker's(R), Jif(R), Crisco(R), Pillsbury(R), Eagle Brand(R), R.W. Knudsen Family(R), Hungry Jack(R), White Lily(R) and Martha White(R) in the United States, along with Robin Hood(R), Five Roses(R), Carnation(R) and Bick's(R) in Canada. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth and Independence established by its founder and namesake more than a century ago. Since 1998, the Company has appeared on FORTUNE Magazine's annual listing of the 100 Best Companies to Work For in the United States, ranking number one in 2004. For more information about the Company, visit www.smuckers.com.

(C)/(R) The J.M. Smucker Company. Pillsbury is a trademark of The Pillsbury Company, used under license and Carnation is a trademark of Societe des Produits Nestle S.A., used under license.

The J. M. Smucker Company Forward-Looking Language

This press release contains forward-looking statements, including statements regarding estimates of future earnings and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially. Uncertainties that could affect actual results include, but are not limited to: volatility of commodity markets from which raw materials are procured and the related impact on costs; crude oil price trends and its impact on transportation, energy, and packaging costs; the ability to successfully implement price changes; the success and cost of introducing new products and the competitive response; the success and cost of marketing and sales programs and strategies intended to promote growth in the Company's businesses; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the concentration of certain of the Company's businesses with key customers and the ability to manage and maintain key customer relationships; the loss of significant customers or a substantial reduction in orders from these customers or the bankruptcy of any such customer; the ability of the Company to obtain any required financing; the timing and amount of capital expenditures, restructuring, and merger and integration costs; the outcome of current and future tax examinations and other tax matters, and their related impact on the Company's tax positions; foreign currency and interest rate fluctuations; the timing and cost of acquiring common shares under the Company's share repurchase authorization; and other factors affecting share prices and capital markets generally. Other risks and uncertainties that may materially affect the Company are detailed from time to time in the respective reports filed by the Company with the Securities and Exchange Commission, including Forms 10-Q, 10-K, and 8-K.

Contacts:

The J. M. Smucker Company
(330) 682-3000

Investors:
Mark R. Belgya
Vice President, Chief Financial Officer and Treasurer

Sonal Robinson
Director, Corporate Finance and Investor Relations

Media:
Maribeth Badertscher
Director, Corporate Communications

                            The J. M. Smucker Company
              Unaudited Condensed Consolidated Statements of Income



                                            Three Months Ended October 31,   Six Months Ended October 31,
                                            ----------------------------    ----------------------------
                                                    2007            2006            2007            2006
                                            ------------    ------------    ------------    ------------
                                                     (Dollars in thousands, except per share data)

Net  sales                                  $    707,890    $    604,955    $  1,269,403    $  1,131,464
Cost of products sold                            489,402         411,645         864,931         772,987
Cost of products sold - restructuring                 --           2,119              --           9,292
                                            ------------    ------------    ------------    ------------
Gross Profit                                     218,488         191,191         404,472         349,185
Selling, distribution, and administrative
expenses                                         131,361         116,088         248,111         224,485
Other restructuring costs                            588             805             901           1,536

Merger and integration costs                       2,552              --           2,984              --
                                            ------------    ------------    ------------    ------------
Operating Income                                  83,987          74,298         152,476         123,164
Interest income                                    3,826           2,001           7,321           3,996
Interest expense                                 (10,917)         (5,924)        (21,010)        (12,025)
Other (expense) income - net                      (1,020)            261             912            (308)
                                            ------------    ------------    ------------    ------------
Income Before Income Taxes                        75,876          70,636         139,699         114,827
Income taxes                                      25,710          25,067          48,772          40,534
                                            ------------    ------------    ------------    ------------
Net Income                                  $     50,166    $     45,569    $     90,927    $     74,293
                                            ============    ============    ============    ============
     Net income per common share            $       0.88    $       0.80    $       1.60    $       1.31
                                            ============    ============    ============    ============
     Net income per common share- assuming
     dilution                               $       0.87    $       0.80    $       1.58    $       1.30
                                            ============    ============    ============    ============
Dividends declared per common share         $       0.30    $       0.28    $       0.60    $       0.56
                                            ============    ============    ============    ============
Weighted-average shares outstanding           57,104,442      56,621,695      56,875,027      56,649,681
                                            ============    ============    ============    ============
Weighted-average shares outstanding -
assuming dilution                             57,531,816      57,198,894      57,398,474      57,196,528
                                            ============    ============    ============    ============

                            The J. M. Smucker Company
                 Unaudited Condensed Consolidated Balance Sheets

                                              October 31,   April 30,
                                                  2007        2007
                                              ----------   -----------
                                              (Dollars in thousands)
Assets
Current Assets:
     Cash and cash equivalents                $  287,123   $  200,119
     Trade receivables                           223,303      124,048
     Inventories                                 399,958      286,052
     Other current assets                         33,313       29,147
                                              ----------   ----------
         Total Current Assets                    943,697      639,366

Property, Plant, and Equipment, Net              492,796      454,028

Other Noncurrent Assets:
     Goodwill                                  1,118,334      990,771
     Other intangible assets, net                590,875      478,194
     Marketable securities                        40,200       44,117
     Other assets                                 97,505       87,347
                                              ----------   ----------
         Total Noncurrent Assets               1,846,914    1,600,429
                                              ----------   ----------
                                              $3,283,407   $2,693,823
                                              ==========   ==========

Liabilities and Shareholders' Equity
Current Liabilities:
     Accounts payable                         $  133,179   $   93,500
     Current portion of long-term debt                --       33,000
     Other current liabilities                   159,992      109,968
                                              ----------   ----------
         Total Current Liabilities               293,171      236,468

Noncurrent Liabilities:
     Long-term debt, net of current portion      791,164      392,643
     Other noncurrent liabilities                281,131      269,055
                                              ----------   ----------
         Total Noncurrent Liabilities          1,072,295      661,698

Shareholders' Equity, net                      1,917,941    1,795,657
                                              ----------   ----------
                                              $3,283,407   $2,693,823
                                              ==========   ==========

                            The J. M. Smucker Company
            Unaudited Condensed Consolidated Statements of Cash Flow

                                                                  Six Months Ended October 31,
                                                                    ----------------------
                                                                         2007         2006
                                                                    ---------    ---------
                                                                    (Dollars in thousands)
Operating Activities
      Net income                                                    $  90,927    $  74,293
      Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                  28,651       27,905
         Amortization                                                   1,538        1,068
         Asset impairments and other restructuring charges                 --        9,292
         Share-based compensation expense                               5,553        5,266
         Working capital                                              (86,244)     (10,403)
                                                                    ---------    ---------
Net Cash Provided by Operating Activities                              40,425      107,421

Investing Activities
      Businesses acquired, net of cash acquired                      (163,494)     (60,410)
      Additions to property, plant, and equipment                     (36,319)     (31,831)
      Proceeds from sale of business                                    3,407       79,942
      Purchases of marketable securities                             (179,505)     (20,000)
      Sales and maturities of marketable securities                   183,411       14,785
      Other - net                                                         446           31
                                                                    ---------    ---------
Net Cash Used for Investing Activities                               (192,054)     (17,483)

Financing Activities
      Proceeds from long-term debt                                    400,000           --
      Repayments of long-term debt                                   (148,000)          --
      Dividends paid                                                  (34,243)     (31,936)
      Purchase of treasury shares                                      (3,627)     (36,683)
      Other - net                                                      19,413      (15,417)
                                                                    ---------    ---------
Net Cash Provided by Financing Activities                             233,543      (84,036)
Effect of exchange rate changes                                         5,090         (157)
                                                                    ---------    ---------
Net increase in cash and cash equivalents                              87,004        5,745
Cash and cash equivalents at beginning of period                      200,119       71,956
                                                                    ---------    ---------
Cash and cash equivalents at end of period                          $ 287,123    $  77,701
                                                                    =========    =========

                            The J. M. Smucker Company
                         Unaudited Financial Highlights

                                                      Three Months Ended         Six Months Ended
                                                          October 31,                October 31,
                                                    -----------------------   -----------------------
                                                          2007         2006         2007         2006
                                                    ----------   ----------   ----------   ----------
                                                      (Dollars in thousands, except per share data)

Net sales                                           $  707,890   $  604,955   $1,269,403   $1,131,464

Net income and net income per common share:
     Net income                                     $   50,166   $   45,569   $   90,927   $   74,293
     Net income per common share -- assuming
     dilution                                       $     0.87   $     0.80   $     1.58   $     1.30

Income before restructuring and merger
   and integration costs: (1)
     Income                                         $   52,219   $   47,438   $   93,456   $   81,299
     Income per common share -- assuming dilution   $     0.91   $     0.83   $     1.63   $     1.42


(1) Reconciliation to net income:
     Income before income taxes                     $   75,876   $   70,636   $  139,699   $  114,827
     Merger and integration costs                        2,552           --        2,984           --
     Cost of products sold - restructuring                  --        2,119           --        9,292
     Other restructuring costs                             588          805          901        1,536
                                                    ----------   ----------   ----------   ----------
     Income before income taxes, restructuring,
     and merger and integration costs                   79,016       73,560      143,584      125,655
     Income taxes                                       26,797       26,122       50,128       44,356
                                                    ----------   ----------   ----------   ----------
     Income before restructuring and merger and
     integration costs                              $   52,219   $   47,438   $   93,456   $   81,299
                                                    ==========   ==========   ==========   ==========

     The Company uses income and income per diluted share, excluding restructuring and merger and integration costs, as key performance measures of results of operations for purposes of evaluating performance internally. These non-GAAP measures are not intended to replace the presentation of financial results in accordance with U.S. GAAP. Rather, the presentation of results excluding such charges is consistent with the way management internally evaluates its businesses, facilitates the comparison of past and present operations and provides a more comprehensive understanding of the financial results.

                            The J. M. Smucker Company
                          Unaudited Reportable Segments

                                Three Months Ended        Six Months Ended
                                    October 31,              October 31,
                            -----------------------   -----------------------
                                  2007         2006         2007         2006
                            ----------   ----------   ----------   ----------
                                            (Dollars in thousands)

Net sales:
     U.S. retail market     $  535,224   $  434,424   $  953,379   $  787,759
     Special markets           172,666      170,531      316,024      343,705
                            ----------   ----------   ----------   ----------
Total net sales             $  707,890   $  604,955   $1,269,403   $1,131,464
                            ==========   ==========   ==========   ==========

Segment profit:
     U.S. retail market     $   98,407   $   89,739   $  177,165   $  159,045
     Special markets            20,788       17,941       42,424       35,218
                            ----------   ----------   ----------   ----------
Total segment profit        $  119,195   $  107,680   $  219,589   $  194,263
                            ==========   ==========   ==========   ==========


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